EXHIBIT 23a1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in this Registration Statement on Form S-8, and the prospectus related thereto, of:

     (1) our report dated February 1, 1995 accompanying the consolidated financial statements of American Brands, Inc. and its subsidiaries as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, incorporated by reference into the Annual Report on Form 10-K of American Brands, Inc. for the year ended December 31, 1994;

     (2) our report dated February 1, 1995 accompanying the financial statement schedules of American Brands, Inc. and its subsidiaries included in the Annual Report on Form 10-K of American Brands, Inc. for the year ended December 31, 1994; and

     (3) our report dated June 15, 1995 accompanying the financial statements of the Profit-Sharing Plan of American Brands, Inc. as of December 31, 1994 and 1993 and for the years then ended, and the Schedule of Assets Held for Investment Purposes as of December 31, 1994, included in the Annual Report on Form 11-K of the Profit-Sharing Plan of American Brands, Inc. for the year ended December 31, 1994.



                                          COOPERS & LYBRAND L.L.P.




1301 Avenue of the Americas
New York, New York  10020
November 8, 1995